Exhibit 99.2


          Written Statement of the Senior Vice President and Treasurer
                       Pursuant to 18 U.S.C. Section 1350


     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President and Treasurer of Ridgestone Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ William R. Hayes
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William R. Hayes
Senior Vice President and
 Treasurer (Chief Financial Officer)
August 13, 2002